GMO Trust
FYE 2/29/12
Annual Expense Ratios

Fund Name	Core	Class 3	Class 4	Class 5	Class 6

Alpha Only			0.61%
Alternative Asset Opportunity Fund		0.69%
Asset Allocation Bond Fund					0.32%
Core Plus Bond Fund			0.37%
Currency Hedged International Equity Fund		0.70%
Currency Hedged International Bond Fund		0.42%
Domestic Bond Fund					0.11%
Debt Opportunities Fund					0.31%
Emerging Country Debt Fund			0.67%
Emerging Domestic Opp. Fund					0.87%
Emerging Markets Fund					0.87%
Flexible Equities Fund					0.61%
Inflation Indexed Plus Bond Fund					0.33%
International Core Equity Fund					0.44%
International Growth Equity Fund			0.59%
International Intrinsic Value Fund			0.59%
International Small Companies Fund		0.76%
Quality Fund					0.39%
Resources Fund		0.75%
Short-Duration Collateral Fund	0.00%
Short-Duration Investment Fund		0.23%
Special Purpose Holdings Fund	35.02%
Special Purpose Vehicle Fund	73.73%
Special Situations Fund					0.43%
Strategic Fixed Income Fund					0.32%
U.S. Core Equity Fund					0.37%
U.S. Growth Fund		0.47%
U.S. Small/Mid Cap Growth Fund		0.46%
U.S. Small/Mid Cap Value Fund		0.46%
World Opportunity Overlay Fund		0.03%